UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ALPS/CoreCommodity Management

CompleteCommodities® Strategy Fund

Proxy Reminder

Special Meeting of Shareholders on November 12, 2013

Dear Shareholder:

You recently received proxy materials regarding your position(s) held in the ALPS/CoreCommodity Management CompleteCommodities® Strategy Fund. The Special Meeting of Shareholders will be held on November 12, 2013.

According to our latest records, the Fund has not received your proxy vote for this Special Meeting. Your vote is important, no matter how many shares you own. A majority of the shares of the Fund must be present in person or by proxy in order to vote on the proposal at the Special Meeting.

V o t i n g   i s   q u i c k   a n d   e a s y  !

—	You may vote your proxy via the Internet. Just follow the instructions printed on your proxy card.

—	You may vote via touch-tone phone by dialing the toll free number printed on your proxy card.

—	To cast your vote with a Representative please call us toll free at 1-855-800-9425.

—	You may cast your vote by mail. Sign, date and vote your proxy card and enclose it in the postage paid envelope provided in this package, allowing sufficient time for receipt by the Fund prior to November 12, 2013.

Your vote is very important! Your immediate response will help avoid potential delays and additional expenses associated with soliciting shareholder votes.

CompleteCommodities is a registered service mark of CoreCommodity Management, LLC.

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